DISCOVERY, INC. REPORTS THIRD-QUARTER 2020 RESULTS

Silver Spring, MD – November 5, 2020: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended September 30, 2020.

David Zaslav, President and Chief Executive Officer of Discovery said, "Discovery delivered improving financial results in the third quarter, a testament to the powerful appeal of our content and brands, led in the U.S. by TLC, which beat top-rated sports and news networks in coveted Primetime demos, even in a record year for cable news. And as promised, our healthy liquidity position and another robust quarter of free cash flow generation allowed us to return $228 million to shareholders through share repurchases. In the midst of macroeconomic uncertainty with the ongoing COVID pandemic, as well as the continuing evolution of our industry, we remain focused on positioning Discovery for long-term growth and shareholder value creation through the execution of our strategic priorities, including our next generation initiatives."

Third-Quarter 2020 Financial Highlights
•Total revenues of $2,561 million decreased 4% compared to the prior year quarter, or decreased 5% ex-FX.(1)
–U.S. distribution revenues increased 2% and advertising revenues decreased 8%; and
–International distribution revenues decreased 4% and advertising revenues decreased 9%, both ex-FX.
•Net income available to Discovery, Inc. was $300 million and EPS was $0.44 per diluted share.
•Adjusted EPS(2) was $0.81 per diluted share.
•Total Adjusted OIBDA(3) decreased 15% to $954 million, or decreased 14% ex-FX.
•Cash provided by operating activities was $860 million and Free Cash Flow(4) was $787 million.
•Repurchased 11.2 million Series C common shares for $228 million at an average price of $20.37 per share.

	Three Months Ended September 30,				Nine Months Ended September 30,
Dollars in millions, except per share amounts	2020	2019	% Change	Ex-FX(1)	2020	2019	% Change	Ex-FX(1)
Total revenue	$2,561	$2,678	(4)%	(5)%	$7,785	$8,270	(6)%	(5)%
Net income available to Discovery, Inc.	$300	$262	15%		$948	$1,593	(40)%
U.S. Networks Adjusted OIBDA	951	1,005	(5)%		3,029	3,192	(5)%
International Networks Adjusted OIBDA	127	237	(46)%	(41)%	527	742	(29)%	(25)%
Total Adjusted OIBDA(5)	$954	$1,126	(15)%	(14)%	$3,194	$3,566	(10)%	(10)%
Diluted EPS	$0.44	$0.35	26%		$1.40	$2.21	(37)%
Adjusted EPS	$0.81	$0.87	(7)%		$2.46	$2.70	(9)%
Free cash flow	$787	$884	(11)%		$1,896	$1,978	(4)%

Operational Highlights
•Total share of viewing across the international portfolio in the third quarter of 2020 improved 5% on average, with strong growth in the UK, Germany, Italy and Norway. Additionally, Q3 marked five consecutive quarters of year-over-year share improvement.(6)
•Discovery's portfolio of networks accounted for 4 of the top 5 cable networks during Total Day in the third quarter among key women demos, including HGTV, ID, TLC and Food Network,(7) and gained more share in Primetime than any other TV portfolio.(8)
•For 2020 to-date, TLC continues to be the #1 ad-supported cable network in Primetime among women and #2 among persons aged 25-54 and 18-49.(9) On Sunday and Monday nights in the third quarter, TLC was the #1 network on all of TV among women, driven by mega-hit franchise shows 90 Day Fiancé: Happily Ever After and 90 Day Fiancé: The Other Way.(10) And the most recent 90 Day spinoff series, Darcey & Stacey, has become the #1 freshman cable series year-to-date among women demos and persons aged 25-54.(11)

Segment Results
U.S. Networks

	Three Months Ended September 30,			Nine Months Ended September 30,
Dollars in millions	2020	2019	% Change	2020	2019	% Change
Advertising	$941	$1,019	(8)%	$2,964	$3,194	(7)%
Distribution	696	681	2%	2,143	2,066	4%
Other	22	25	(12)%	64	80	(20)%
Total revenues	$1,659	$1,725	(4)%	$5,171	$5,340	(3)%
Costs of revenues, excluding depreciation & amortization	445	434	3%	1,334	1,297	3%
Selling, general & administrative(12)	263	286	(8)%	808	851	(5)%
Adjusted OIBDA	$951	$1,005	(5)%	$3,029	$3,192	(5)%

Third-Quarter 2020 Highlights
•Total U.S. Networks revenues of $1,659 million decreased 4% compared to the prior year quarter.
–Advertising decreased 8% primarily driven by softer demand stemming from the COVID-19 pandemic, secular declines in the pay-TV ecosystem, and lower ratings, partially offset by higher pricing.
–Distribution increased 2% driven by increases in contractual affiliate rates, partially offset by a decline in linear subscribers.
–At September 30, 2020, subscribers to our fully distributed networks were 4% lower than the prior year while total portfolio subscribers were 6% lower than at September 30, 2019.

•Total operating expenses of $708 million decreased 2% compared to the prior year quarter.
–Costs of revenues increased 3% primarily due to investments in content to support next generation initiatives.
–SG&A expenses decreased 8% primarily due to lower marketing-related expenses and, as a result of COVID-19, a reduction in travel costs.

•Adjusted OIBDA decreased 5% to $951 million.

International Networks

	Three Months Ended September 30,				Nine Months Ended September 30,
Dollars in millions	2020	2019	% Change	Ex-FX	2020	2019	% Change	Ex-FX
Advertising	$365	$394	(7)%	(9)%	$1,017	$1,253	(19)%	(17)%
Distribution	503	520	(3)%	(4)%	1,504	1,565	(4)%	(2)%
Other	34	36	(6)%	(6)%	87	104	(16)%	(16)%
Total revenues	$902	$950	(5)%	(6)%	$2,608	$2,922	(11)%	(9)%
Costs of revenues, excluding depreciation & amortization	554	479	16%	11%	1,389	1,483	(6)%	(6)%
Selling, general & administrative(12)	221	234	(6)%	(8)%	692	697	(1)%	1%
Adjusted OIBDA	$127	$237	(46)%	(41)%	$527	$742	(29)%	(25)%

Third-Quarter 2020 Highlights
•Total International Networks revenues of $902 million decreased 5%, or decreased 6% ex-FX, compared to the prior year quarter.
–Ex-FX, advertising decreased 9% primarily driven by a decline in demand stemming from the COVID-19 pandemic and the discontinuation of pay-TV distribution with certain European operators.
–Ex-FX, distribution decreased 4% primarily driven by lower contractual affiliate rates, the discontinuation of pay-TV distribution with certain European operators, and the impact from the timing of sporting events due to COVID-19, partially offset by higher next generation revenues due to subscriber growth.

•Total operating expenses of $775 million increased 9%, or increased 5% ex-FX, compared to the prior year quarter.
–Ex-FX, costs of revenues increased 11% primarily due to sports content spend in Europe.
–Ex-FX, SG&A decreased 8% primarily due to a reduction in travel costs as a result of COVID-19 and lower marketing-related expenses, partially offset by higher personnel costs.

•Adjusted OIBDA of $127 million decreased 46%, or decreased 41% ex-FX.

Corporate, Inter-segment Eliminations, and Other
•In Q3, Corporate Adjusted OIBDA decreased by $8 million compared to the prior year quarter.

Free Cash Flow
•Cash provided by operating activities decreased to $860 million from $951 million in the prior year quarter. Free cash flow decreased to $787 million from $884 million, primarily attributable to lower operating results due to the negative impact of COVID-19 on revenues and higher capital expenditures. Capital expenditures increased due to investments in technology infrastructure, software development, and facilities.

Other Items
Share Buyback
In February 2020, the Company's Board of Directors authorized common stock repurchases of up to $2 billion. During the three months ended September 30, 2020, the Company repurchased 11.2 million Series C common shares for $228 million at an average price of $20.37 per share, under its $2 billion repurchase authorization. There is $1.6 billion remaining under the authorization.

2020 Outlook(13)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Discovery will host a conference call today, November 5, 2020 at 8:00 a.m. ET to discuss its third quarter 2020 results. To listen to the audio webcast of the call, please visit https://corporate.discovery.com/.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, expected to be filed today.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay-TV ecosystem, and the impact of COVID-19. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Advertising	$1,306	$1,413	$3,981	$4,447
Distribution	1,199	1,201	3,647	3,631
Other	56	64	157	192
Total revenues	2,561	2,678	7,785	8,270
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,003	914	2,731	2,782
Selling, general and administrative	633	660	1,913	1,995
Depreciation and amortization	341	322	1,001	1,014
Impairment of goodwill and other intangible assets	—	155	38	155
Restructuring and other charges	53	8	75	20
Total costs and expenses	2,030	2,059	5,758	5,966
Operating income	531	619	2,027	2,304
Interest expense, net	(161)	(163)	(485)	(515)
Loss on extinguishment of debt	(5)	—	(76)	(28)
Loss from equity investees, net	(18)	(11)	(62)	(20)
Other expense, net	(28)	(1)	(92)	(10)
Income before income taxes	319	444	1,312	1,731
Income tax benefit (expense)	11	(147)	(275)	(29)
Net income	330	297	1,037	1,702
Net income attributable to noncontrolling interests	(29)	(29)	(82)	(94)
Net income attributable to redeemable noncontrolling interests	(1)	(6)	(7)	(15)
Net income available to Discovery, Inc.	$300	$262	$948	$1,593
Net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.44	$0.35	$1.40	$2.22
Diluted	$0.44	$0.35	$1.40	$2.21
Weighted average shares outstanding:
Basic	505	535	510	529
Diluted	672	713	677	714

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,893	$1,552
Receivables, net	2,444	2,633
Content rights and prepaid license fees, net	389	579
Prepaid expenses and other current assets	752	453
Total current assets	5,478	5,217
Noncurrent content rights, net	3,278	3,129
Property and equipment, net	1,125	951
Goodwill	13,052	13,050
Intangible assets, net	7,864	8,667
Equity method investments	536	568
Other noncurrent assets	2,105	2,153
Total assets	$33,438	$33,735
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$403	$463
Accrued liabilities	1,582	1,678
Deferred revenues	435	489
Current portion of debt	336	609
Total current liabilities	2,756	3,239
Noncurrent portion of debt	14,981	14,810
Deferred income taxes	1,503	1,691
Other noncurrent liabilities	2,158	2,029
Total liabilities	21,398	21,769
Commitments and contingencies
Redeemable noncontrolling interests	443	442
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 5 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 163 and 161 shares issued; and 160 and 158 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 546 and 547 shares issued; and 329 and 360 shares outstanding	5	5
Additional paid-in capital	10,825	10,747
Treasury stock, at cost: 221 and 190 shares	(8,125)	(7,374)
Retained earnings	8,278	7,333
Accumulated other comprehensive loss	(898)	(822)
Total Discovery, Inc. stockholders' equity	10,087	9,891
Noncontrolling interests	1,510	1,633
Total equity	11,597	11,524
Total liabilities and equity	$33,438	$33,735

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net income	1,037	1,702
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	2,118	2,078
Depreciation and amortization	1,001	1,014
Deferred income taxes	(198)	(572)
Equity in losses of equity method investee companies, including cash distributions	96	61
Loss on extinguishment of debt	76	28
Share-based compensation expense	62	82
Impairment of goodwill and other intangible assets	38	155
Realized gain from derivative instruments, net	(4)	(12)
Unrealized loss from derivative instruments, net	2	53
Remeasurement gain on previously held equity interest	—	(14)
Other, net	36	47
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	156	(84)
Content rights and payables, net	(2,100)	(2,332)
Accounts payable, accrued and other liabilities	(166)	(21)
Foreign currency, prepaid expenses and other assets, net	32	(18)
Cash provided by operating activities	2,186	2,167
Investing Activities
Purchases of property and equipment	(290)	(189)
Purchases of investments	(250)	—
Investments in and advances to equity investments	(141)	(215)
Proceeds from dissolution of joint venture and sale of investments	67	117
Business acquisitions, net of cash acquired	(26)	(60)
Other investing activities, net	90	56
Cash used in investing activities	(550)	(291)
Financing Activities
Principal repayments of debt, including discount payment	(2,193)	(2,652)
Borrowings from debt, net of discount and issuance costs	1,979	1,479
Repurchases of stock	(741)	(300)
Principal repayments of revolving credit facility	(500)	(225)
Borrowings under revolving credit facility	500	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(216)	(227)
Other financing activities, net	(101)	(67)
Cash used in financing activities	(1,272)	(1,992)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	40	(57)
Net change in cash, cash equivalents, and restricted cash	404	(173)
Cash, cash equivalents, and restricted cash, beginning of period	1,552	986
Cash, cash equivalents, and restricted cash, end of period	$1,956	$813

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$300
Net income attributable to redeemable noncontrolling interests				1
Net income attributable to noncontrolling interests				29
Income tax (benefit)				(11)
Other expense, net				28
Loss on extinguishment of debt				5
Loss from equity investees, net				18
Interest expense, net				161
Operating income (loss)	$696	$21	$(186)	$531
Depreciation and amortization	225	93	23	341
Restructuring and other charges	29	13	11	53
Employee share-based compensation	—	—	29	29
Inter-segment eliminations	1	—	(1)	—
Total Adjusted OIBDA	$951	$127	$(124)	$954

	Three Months Ended September 30, 2019
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$262
Net income attributable to redeemable noncontrolling interests				6
Net income attributable to noncontrolling interests				29
Income tax expense				147
Other (income), net				1
Loss from equity investees, net				11
Interest expense, net				163
Operating income (loss)	$771	$—	$(152)	$619
Depreciation and amortization	228	77	17	322
Impairment of goodwill and other intangible assets	—	155	—	155
Restructuring and other charges	4	5	(1)	8
Transaction and integration costs	—	—	11	11
Employee share-based compensation	—	—	11	11
Inter-segment eliminations	2	—	(2)	—
Total Adjusted OIBDA	$1,005	$237	$(116)	$1,126

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Nine Months Ended September 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$948
Net income attributable to redeemable noncontrolling interests				7
Net income attributable to noncontrolling interests				82
Income tax expense				275
Other expense, net				92
Loss on extinguishment of debt				76
Loss from equity investees, net				62
Interest expense, net				485
Operating income (loss)	$2,309	$213	$(495)	$2,027
Depreciation and amortization	676	259	66	1,001
Impairment of goodwill and other intangible assets	—	38	—	38
Restructuring and other charges	41	17	17	75
Employee share-based compensation	—	—	53	53
Inter-segment eliminations	3	—	(3)	—
Total Adjusted OIBDA	$3,029	$527	$(362)	$3,194

	Nine Months Ended September 30, 2019
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$1,593
Net income attributable to redeemable noncontrolling interests				15
Net income attributable to noncontrolling interests				94
Income tax (benefit)				29
Other expense, net				10
Loss on extinguishment of debt				28
Loss from equity investees, net				20
Interest expense, net				515
Operating income (loss)	$2,456	$339	$(491)	$2,304
Depreciation and amortization	723	241	50	1,014
Impairment of goodwill and other intangible assets	—	155	—	155
Restructuring and other charges	11	15	(6)	20
Transaction and integration costs	—	—	22	22
Employee share-based compensation	—	—	80	80
Inter-segment eliminations	2	21	(23)	—
Settlement of a withholding tax claim	—	(29)	—	(29)
Total Adjusted OIBDA	$3,192	$742	$(368)	$3,566

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Diluted net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:	$0.44	$0.35	$0.09	26%	$1.40	$2.21	$(0.81)	(37)%
Per share impacts, net of tax:
Amortization of acquisition-related intangible assets	0.31	0.29	0.02	7%	0.91	0.91	—	—%
Restructuring and other charges	0.06	0.02	0.04	NM	0.09	0.04	0.05	NM
Impairment of goodwill and other intangible assets	—	0.21	(0.21)	NM	0.06	0.21	(0.15)	(71)%
Legal entity restructuring, deferred tax impact	—	—	—	NM	—	(0.64)	0.64	NM
Settlement of a withholding tax claim	—	—	—	NM	—	(0.03)	0.03	NM
Adjusted earnings per diluted share	$0.81	$0.87	$(0.06)	(7)%	$2.46	$2.70	$(0.24)	(9)%

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Cash provided by operating activities	$860	$951	$(91)	(10)%	$2,186	$2,167	$19	1%
Purchases of property and equipment	(73)	(67)	(6)	9%	(290)	(189)	(101)	(53)%
Free cash flow	$787	$884	$(97)	(11)%	$1,896	$1,978	$(82)	(4)%

NM: Not Meaningful

Impact of COVID-19
On March 11, 2020, the World Health Organization declared the coronavirus disease 2019 (“COVID-19”) outbreak to be a global pandemic. COVID-19 continues to spread throughout the world, and the duration and severity of its effects and associated economic disruption remain uncertain. Restrictions on social and commercial activity in an effort to contain the virus have had, and are expected to continue to have, a significant adverse impact upon many sectors of the U.S. and global economy, including the media industry. We continue to closely monitor the impact of COVID-19 on all aspects of our business and geographies, including how it will impact our customers, employees, suppliers, vendors, distribution and advertising partners, production facilities, and various third parties.

Demand for our advertising products and services has been reduced by the pandemic due to economic disruptions from limitations on social and commercial activity, which slightly eased during the third quarter of 2020. Most of our third-party production partners that were shut down due to COVID-19 restrictions came back online in the third quarter of 2020. Our advertising revenues, which represented 54% of our consolidated revenues in 2019, have declined during 2020 and may continue to decline significantly throughout the remainder of 2020 if our advertising partners in certain sectors (such as travel) further reduce or fail to resume their advertising spending or if we continue to be limited in our ability to create and air new content due to prolonged production shutdowns and delays. Additionally, certain sporting events that we have rights to have been cancelled or postponed, thereby eliminating or deferring the related revenues and expenses, including the Tokyo 2020 Olympic Games which were postponed to 2021. We expect that the postponement of the Olympic Games will shift Olympic-related revenues and defer significant expenses from fiscal year 2020 to fiscal year 2021.

In response to these impacts of the pandemic, we continued to employ innovative production and programming strategies, including producing content filmed by our on-air talent and seeking viewer feedback on which content to air. We continued to pursue a number of cost savings initiatives during the third quarter of 2020 that we believe will offset a portion of anticipated revenue losses and deferrals, through the implementation of travel, marketing, production and other operating cost reductions, including personnel reductions, restructurings and resource reallocations to align our expense structure to ongoing changes within the industry, and will continue to do so for the remainder of 2020 and into 2021. We also implemented remote work arrangements effective mid-March 2020 and to date, these arrangements have not materially affected our ability to operate our business. We continue to re-open office locations across the globe on a case-by-case basis, after careful consideration of the number of COVID-19 cases in each respective area, rate of infection growth, recovery and mortality rates, local environment, governmental restrictions, health recommendations, benchmarking and overall business need and impact; however, we have also re-closed certain office locations as conditions have warranted. We are monitoring these locations closely and remain agile and flexible as needed. We expect to continue this process throughout the remainder of 2020 and beyond as conditions warrant. During the third quarter of 2020, most of our production operations began to restart and as a result, we have incurred additional costs to comply with various governmental regulations and implement certain safety measures for our employees, talent, and partners.

We are unable to predict the full impact that COVID-19 will have on our financial position, operating results, and cash flows due to numerous uncertainties. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity and the extent of future surges of COVID-19 and the actions to contain the virus or treat its impact, among others. We will continue to monitor COVID-19 and its impact on our business results and financial condition. Our consolidated financial statements presented herein reflect the latest estimates and assumptions made by management that affect the reported amounts of assets and liabilities and related disclosures as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting periods presented. Actual results may differ significantly from these estimates and assumptions.

In addition, we have implemented several measures to preserve sufficient liquidity in the near term. In March 2020, we drew down $500 million under our $2.5 billion revolving credit facility to increase our cash position and maximize flexibility in light of the current uncertainty surrounding the impact of COVID-19. In April 2020, we entered into an amendment to our revolving credit facility, which increased flexibility under our financial covenants and issued $1.0 billion aggregate principal amount of Senior Notes due May 2030 and $1.0 billion aggregate principal amount of Senior Notes due May 2050. The proceeds from the notes were used to fund a tender offer for $1.5 billion of certain

Senior Notes with maturities ranging from 2021 through 2023 and to repay the $500 million outstanding under our revolving credit facility.

In light of the impact of COVID-19, we assessed goodwill, other intangibles, deferred tax assets, programming assets, and accounts receivable for recoverability based upon our latest estimates and judgments with respect to expected future operating results, ultimate usage of content and latest expectations with respect to expected credit losses. We recorded a goodwill impairment charge of $36 million for our Asia-Pacific reporting unit during the second quarter of 2020. Asset impairments of $2 million were recorded as of June 30, 2020, as the carrying value of such assets exceeded their fair value. There were no impairments recorded during the third quarter of 2020. Adjustments to reflect increased expected credit losses were not material. Further, hedged transactions were assessed, and we have concluded such transactions remain probable of occurrence. Due to significant uncertainty surrounding the impact of COVID-19, management’s judgments could change in the future. The effects of the pandemic may have further negative impacts on the Company’s financial position, results of operations, and cash flows. However, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably and fully estimated at this time.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted on March 27, 2020 in the United States. As of September 30, 2020, we do not expect the CARES Act to have a material effect on our financial position and results of operations. We continue to monitor other relief measures taken by the U.S. and other governments around the world.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2020 Baseline Rate”), and the prior year amounts translated at the same 2020 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted EPS: The Company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets and meaningful one-time items, per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets and meaningful one-time items that impact the comparability of results from period to period.

(3) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks and other transactions, and (viii) other items impacting comparability, such as the non-cash settlement of a withholding tax claim.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Total Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(4) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(5) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Corporate, Inter-segment Eliminations, and Other" operating segment, the row "Total Adjusted OIBDA" will not foot as presented in the table.

(6) Source: Total audience measurement among all individuals. Share of viewing is defined as the share of viewing to all TV channels in a market, except in the Nordics business unit, which is defined as the share of viewing for commercial channels only. Due to a change in methodology, Russia and Japan are excluded from totals. Change in share is calculated by adjusting the prior year to include any newly acquired channels.

(7) Source: Nielsen, Q3 2020 (6/29/2020-9/27/2020). Total Day 6a-6a. Data based on program based daypart (000s). Excludes breakouts and networks with less than 50% duration per day. Some networks may include Out-of-Home measurement, effective 8/31/2020. W25-54/18-49. Live+3.

(8) Source: Nielsen, Q3 2020 (6/29/2020-9/27/2020) vs. Q3 2019 (7/1/19-9/29/19) portfolio shares for total TV. Primetime is 8pm-11pm. Some networks may include Out-of-Home measurement, effective 8/31/2020. Key demos measured include women viewers aged 25-54, 18-49, and 18+. Live+7.

(9) Source: Nielsen, YTD (12/30/2019-9/27/2020) for Primetime, 8pm-11pm. Data based on program based daypart (000s). Some networks may include Out-of-Home measurement, effective 8/31/20. W25-54/18-49/18-34 & P25-54/18-49. Live+3.

(10) Source: Nielsen, Q3 2020 (6/29/2020-9/27/2020) for Primetime on Sunday and Monday nights, 8pm-11pm. Data based on program based daypart (000s). Some networks may include Out-of-Home measurement, effective 8/31/20. W25-54/18-49/18-34. Live+3.

(11) Source: Nielsen, YTD (12/30/2019-9/27/2020) for Primetime, 8pm-11pm. Data based on program based daypart (000s). Some networks may include Out-of-Home measurement, effective 8/31/20. P/W25-54 and W18-49/18-34. Excludes sports. Live+3.

(12) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation, third-party transaction and integration costs related to the acquisition of Scripps Networks and other transactions, and for 2019, exclude the settlement of a withholding tax claim.

(13) 2020 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.